Exhibit 99.1

Company Contact:	Edwin Lewis
President & Co-CEO
(310) 460-0245

FOR IMMEDIATE RELEASE

Investor Relations:	Chad A. Jacobs
Integrated Corporate Relations, Inc.
(203) 222-9013

MOSSIMO INC. ANNOUNCES THAT TARGET CORPORATION HAS EXERCISED OPTION TO EXTEND ITS CURRENT LICENSE AGREEMENT WITH MOSSIMO INC. TO 2008

Santa Monica, California, February 1, 2005—Mossimo, Inc. (NASDAQ: MOSS) announced today that Target Corporation has exercised its option to renew its current agreement with Mossimo, Inc. for an additional term of two years.

In March of 2000, the Company entered into a multi-product licensing and design services agreement with Target Corporation. Under terms of the agreement, Mossimo, Inc. provides design services and licenses the Mossimo trademark to Target Corp. in the U.S., in return for license royalties and design service fees. Under the Target Agreement, Target has the option to extend the term of the agreement if certain conditions are satisfied. Target has exercised its option to extend the term of the Agreement to January 31, 2008.

Founded in 1987, Mossimo, Inc. is a designer, licensor and distributor of men’s, women’s, boy’s and girl’s apparel, footwear, and other fashion accessories such as jewelry, watches, handbags, and belts.